SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2019

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IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	IPWR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 19, 2019, Ideal Power Inc., a Delaware corporation (the “Company”), received a notice letter from the Listing Qualifications staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”) as the Company’s stockholders’ equity, as reported on the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, was below $2.5 million, which is the minimum stockholders’ equity required for compliance with Rule 5550(b)(1). Further, as of August 19, 2019, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

The notice does not result in the immediate delisting of the Company’s common stock from the Nasdaq Capital Market. The Company is currently evaluating options to regain compliance and intends to timely submit a plan to regain compliance with Nasdaq’s minimum stockholders’ equity requirement. There can be no assurance that the Company will be able to regain compliance with Nasdaq’s minimum stockholders’ equity requirement or maintain compliance with the other listing requirements.

Nasdaq has provided the Company with 45-calendar days, or until October 3, 2019, to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the notice, or until February 18, 2020, for the Company to demonstrate compliance with Rule 5550(b)(1). If Nasdaq does not accept the Company’s plan, or if Nasdaq does not grant an extension until, and the Company does not regain compliance by, February 18, 2020, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s securities will become subject to delisting. In such event, Nasdaq rules permit the Company to request a hearing before an independent Hearings Panel which has the authority to grant the Company an additional extension of time of up to 180 calendar days to regain compliance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2019	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer